EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated October 3, 1996, with respect to the financial statements of Turf Products, Ltd. in Amendment No. 3 to the Registration Statement on Form SB-2 and related Prospectus of Eco Soil Systems, Inc. for the registration of 3,450,000 shares of its common stock.

                             /s/ Ernst & Young LLP
                                 ERNST & YOUNG LLP


San Diego, California
January 10, 1997